EXHIBIT 99.2

Certificate Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Stephen J. Hagge, executive vice president and chief financial officer of AptarGroup, Inc., certify that (i) the Annual Report on Form 11-K of AptarGroup, Inc. Profit Sharing and Savings Plan for the twelve months ended December 31, 2002 (the “Form 11-K”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 11-K fairly presents, in all material respects, the financial condition and results of operations of AptarGroup, Inc. Profit Sharing and Savings Plan.

By:	/s/ STEPHEN J. HAGGE
Stephen J. Hagge Executive Vice President and Chief Financial Officer

June 27, 2003

The foregoing Certification is being furnished solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Report or as a separate disclosure document.